Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Esquire Communications Ltd.

We consent to the incorporation by reference in Registration Statement No. 333-33629 of Esquire Communications Ltd. on Form S-8 of our report dated April 12, 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in this Annual Report on Form 10-K of Esquire Communications Ltd. for the year ended December 31, 1999.

                                   DELOITTE & TOUCHE LLP

San Diego, California
April 12, 2000